SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 17, 2012

_____________________

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 17, 2012, pursuant to a Stock Purchase Agreement dated July 25, 2012 (the “Agreement”), by and among Interface Americas Holdings, LLC (a subsidiary of the Company), Bentley Prince Street, Inc. (“BPS”), and Bentley Prince Street Holdings, Inc. (“BPS Holdings”, which is an affiliate of Dominus Capital, L.P.), the Company sold its Bentley Prince Street business segment (the “Sale”) to BPS Holdings.  The Agreement provided for a purchase price of $35 million paid in cash at the closing of the transaction, subject to working capital and other adjustments provided for in the Agreement.  Following the preliminary working capital and other adjustments provided for in the Agreement, the Company received $33.7 million in cash at the closing.

The above summary is qualified in its entirety by reference to the Agreement, to be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.
On August 17, 2012, the Company issued a press release announcing the completion of the Sale. A copy of that press release is furnished as Exhibit 99.1 hereto.
Item 9.01	Financial Statements and Exhibits

(b) Pro forma financial information.

The accompanying unaudited pro forma condensed consolidated financial statements reflect adjustments to the historical consolidated financial statements of the Company to give effect to the Sale assuming the Sale had been effective for the periods indicated, as follows. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the Sale was consummated on July 1, 2012. The Unaudited Pro Forma Condensed Consolidated Statements of Operations assume the Sale occurred on December 29, 2008 (the first day of the Company’s 2009 fiscal year). The unaudited pro forma condensed consolidated financial statements reflect the parties’ estimate of the working capital adjustments on the Sale closing date, which adjustments will be reviewed and finalized over the ensuing months.

The unaudited pro forma condensed consolidated financial statements are presented for purposes of illustration only, in accordance with the adjustments and estimates set forth below, and are not necessarily indicative of the financial position or results of operations that would have occurred had the Sale been consummated on the dates as of which, or at the beginning of the period which, the Sale is being given effect, nor are they necessarily indicative of future operating results or financial position of the Company.

Certain information and notes normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission governing pro forma information. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the year ended January 1, 2012.

(d) Exhibits.

99.1    Press Release dated August 17, 2012.
99.2    Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Senior Vice President
Date: August 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 17, 2012.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.